UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017

EVOLENT HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

800 N. Glebe Road, Suite 500

Arlington, VA 22203

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (571) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 8.01 – Other Events.

As previously disclosed on the Current Report on Form 8-K filed by the Company on March 31, 2017, on March 27, 2017, Evolent Health, Inc., a Delaware corporation (the “Company”), and Evolent Health LLC, the operating subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), certain affiliates of TPG Global, LLC, The Advisory Board Company, UPMC and Ptolemy Capital, LLC (the “Selling Stockholders”), relating to an underwritten secondary public offering of 7,500,000 shares of Class A common stock of the Company, par value $0.01, sold by the Selling Stockholders. Pursuant to the terms of the Underwriting Agreement, the Underwriters exercised in full their option to purchase 1,125,000 additional shares of Class A common stock of the Company from the Selling Stockholders (the “Overallotment Option”). The sale of the shares of the Company’s Class A common stock by the Selling Stockholders pursuant to the Overallotment Option closed on May 1, 2017.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: May 1, 2017	By:	/s/ Jonathan Weinberg
		Name:	Jonathan Weinberg
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).